UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 West 38th St., 12th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703)-594-7496

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GGRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Master Purchase Agreement

On June 30, 2026, The Glimpse Group, Inc. (the “Company”) entered into a Master Purchase Agreement (the “Purchase Agreement”) with Glimpse Learning, Inc., a newly-formed Wyoming company (the “Buyer”), pursuant to which the Company agreed to sell to Buyer all of the issued and outstanding membership interests (the “Shares”) in Glimpse Learning, LLC, a Nevada limited liability company and wholly owned subsidiary of the Company (the “Subsidiary”), together with certain assigned assets used exclusively in the Subsidiary’s business. Lyron Bentovim, the Company’s former President and Chief Executive Officer, former Chairperson of the Company’s Board of Directors, and current beneficial owner of approximately 5% of the Company’s outstanding common stock, is the largest shareholder of the Buyer owning approximately 50.6% of the Buyer’s outstanding common stock prior to entry into the Purchase Agreement. No other material relationships exist between the Company and the Buyer.

The purchase price for the Shares and assigned assets consists of: (i) the issuance to the Company of 1,999,999 shares of common stock of Buyer, representing a 19.99% equity interest in Buyer on a fully diluted basis; (ii) ongoing royalty payments as described below; and (iii) the assumption by Buyer of certain specified liabilities associated with the assigned assets. The purchase price of the Shares and assigned assets was determined by arm’s length negotiations between Buyer and the Company following Mr. Bentovim’s departure from the Company.

The assigned assets include: (a) certain technology, embodiments, and all intellectual property rights related thereto, including four U.S. patents and various software platforms and solutions; (b) business assets exclusively used in the business, including computers, office equipment, and other tangible personal property; and (c) all of the Company’s rights under assigned contracts exclusive to the business.

Under the Purchase Agreement, Buyer is obligated to pay the Company: (a) seven percent (7%) of all revenue collected by Buyer, the Subsidiary, or their affiliates from July 1, 2027 through December 31, 2027; and (b) ten percent (10%) of all revenue collected by Buyer, the Subsidiary, or their affiliates on or after January 1, 2028. Royalty payments will cease once the Company has received an aggregate of $1,200,000 in royalty payments. Buyer has the option, at its sole discretion, to buy out the royalty obligation on December 30, 2027, by paying the Company $1,000,000 in cash, less any royalty payments previously made. In the event of a Change of Control of Buyer (as defined in the Purchase Agreement) or upon a violation of certain covenants, Buyer is required to pay the Company an amount equal to $1,200,000 minus any royalty payments previously made, within 60 days of the occurrence of the Change of Control.

The Company has agreed to pay Buyer: (i) a revenue share payment of $58,000 on or before September 30, 2026, representing a portion of an invoice to the National Institutes of Health for services to be provided after closing; and (ii) payments of $18,000 each on December 1, 2026 and March 1, 2027. As an agreed working capital adjustment, the Company paid the Buyer $200,000 on June 30, 2026 in connection with the closing of the transaction.

The Purchase Agreement contains customary representations and warranties, covenants and agreements of the Company and Buyer. The representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company or any of the parties to the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 7, 2026, the Company issued a press release announcing the above reference transaction. A Copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements of the Company reflecting the sale of Glimpse Learning, LLC are filed as Exhibit 99.2 to this Current Report and are incorporated herein by reference:

●	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2026;

●	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended March 31, 2026 and for the year ended June 30, 2025;

●	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit No.	Description
10.1	Master Purchase Agreement, dated as of June 30, 2026, by and between the Company and Glimpse Learning, Inc.
99.1	Press Release, dated July 7, 2026.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GLIMPSE GROUP, INC.

Date: July 7, 2026		/s/ Tyler Gates
	Name:	Tyler Gates
	Title:	President and Chief Executive Officer